4



                        UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                  Washington, D. C.  20549




                          FORM 8-K

                       CURRENT REPORT
           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported)  November 24, 1997


                   AMC ENTERTAINMENT INC.
   (Exact name of registrant as specified in its charter)


        DELAWARE          1-8747           43-1304369
(State or other jurisdiction(Commission   (IRS Employer
       of incorporation)File Number)  Identification No.)





106 W. 14TH  STREET, KANSAS CITY, MO      64105-1977
        (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code
(816) 221-4000

Item 2.  Acquisition or Disposition of Assets

      (a) On November 24, 1997, certain subsidiaries of AMC Entertainment Inc. (the "Company") sold the following 8 megaplex theatres to Entertainment Properties Trust ("EPT"), a real estate investment trust, for an aggregate purchase price of $162.7 million:

          Theatre Name             Metropolitan Area

          Grand 24                 Dallas, TX
          Mission Valley 20        San Diego, CA
          Promenade 16             Los Angeles, CA
          Ontario Mills 30         Los Angeles, CA
          Lennox 24                Columbus, OH
          West Olive 16            St. Louis, MO
          Studio 30                Houston, TX
          Huebner Oaks 24          San Antonio, TX

      Proceeds from the sale were applied to indebtedness under the Company's existing credit facility.

     The purchase price was based on the cost to the Company of developing and constructing each theatre.

      Concurrent with the sale of the theatres, American Multi-Cinema, Inc. ("AMC"), a subsidiary of the Company, leased the theatres from EPT pursuant to non-cancelable operating leases with terms ranging from 13 to 15 years at an initial lease rate of 10.5% with options to extend for up to an additional 20 years. The Company has guaranteed AMC's obligations under the leases. The leases are triple net leases that require AMC to pay substantially all expenses associated with the operation of the theatres, such as taxes and other governmental charges, insurance, utilities, service, maintenance and any ground lease payments.

      The sale of the theatres was pursuant to an Agreement of Sale and Purchase which provides for the sale to EPT of four additional theatres under construction, the First Colony 24 (Houston, Texas), the Oak View 24 (Omaha,
Nebraska), the Leawood Town Center 20 (Kansas City, Missouri/Kansas) and the South Barrington 30 (Chicago,
Illinois). The aggregate sale price of these theatres, based on the cost to the Company of their development and construction (subject to a maximum cap), will be approximately $86.1 million. AMC also has granted an option to EPT to acquire two other theatres under construction, the Cantera 30 (Chicago, Illinois) and the Livonia 20 (Detroit, Michigan), for the cost to the Company of developing and constructing such properties, together with certain adjacent land parcels. Concurrent with the sale of the theatres, AMC, EPT and the Company will enter into leases and guarantees with respect to such theatres similar to those referred to above.

      The Company also has entered into a Right to Purchase Agreement with EPT granting EPT a right of first refusal and first offer to acquire and lease back to the Company any megaplex theatre and related entertainment property acquired or developed and owned (or ground-leased) by the Company or its subsidiaries, exercisable for five years upon the Company's intended disposition of such property.

     Peter C. Brown is President and Chief Financial Officer and a Director of the Company, Executive Vice President and Chief Financial Officer and a Director of AMC and Chairman of the Board of Trustees of EPT.

     (b)  Not applicable.

Item 7.  Financial Statements and Exhibits

     (a)  Not applicable.

     (b) Pro forma financial information - Pursuant to Rule 12b-23 of the Securities Exchange Act of 1934, as amended, the Company hereby incorporates by reference the pro forma financial information included on pages 68-70 and F-11 to F-15 of its prospectus filed with the Commission on November 19, 1997 pursuant to Rule 424(b)(1) of the Securities Act of 1933, as amended (File No. 333-35281-1).

     (c)  Exhibits:

        10.1 Agreement of Sale and Purchase between EPT  and
             AMC.

       10.2 Option Agreement between EPT and AMC.

       10.3 Right to Purchase Agreement between EPT and  the
            Company.

       10.4 Lease   entered  into  between   EPT   and   AMC
            respecting the Grand 24 theatre.(1)

       10.5 Guaranty of Lease entered into between EPT and the Company respecting the Grand 24 theatre lease.(1)


     (1) The leases and guarantees of leases respecting the other theatres referred to in this report are substantially identical in all material respects to these filed herewith, except that base rental amounts vary depending on the purchase price of the property.


                         SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1994, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              AMC ENTERTAINMENT INC.



Date:   December 8, 1997      By:  /s/Richard L. Obert
                                          Richard L. Obert
                                          Senior Vice
                                          President and
                                          Chief Accounting
                                          and
                                          Information
                                          Officer